EXHIBIT 11-  Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP

                                                           Quarter Ended
                                                             March 31
                                                  ------------------------------
                                                     1997                1996
                                                  ----------          ----------
Average Shares
 Outstanding (A)                                   1,394,758           1,394,758
                                                  ==========          ==========

Net income                                        $  503,000          $  485,274

Divide by average
 shares
 outstanding                                       1,394,758           1,394,758
                                                  ----------          ----------
Earnings
 per share                                        $     0.36          $     0.35
                                                  ==========          ==========

(A) Adjusted to reflect the effect of a 5% stock dividend declared January 24, 1997.


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